EX – 99.(p)(1)

MERCANTILE FUNDS, INC.

CODE OF ETHICS

I.	Purpose of the Code of Ethics.

Mercantile Funds, Inc. (the “Company”) has adopted this Code of Ethics pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the “1940 Act”). The purpose of the Code of Ethics is to specify a code of conduct for certain types of personal securities transactions, which might involve conflicts of interest, or an appearance of impropriety, and to establish reporting requirements and enforcement procedures.

The Company expects that its directors and officers will conduct their personal investment activities in accordance with (1) the duty at all times to place the interests of the Company’s shareholders first, (2) the requirement that all personal securities transactions be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility, and (3) the fundamental standard that investment company personnel should not take inappropriate advantage of their positions.

II.	Definitions.

For the purposes of this code, the following have the meanings set forth as follows:

A.	An “Access Person” means:

1.	Each director and officer of the Company; or

2.	Any Advisory Person of a fund or of a fund’s investment adviser. If an investment adviser’s primary business is advising investment companies or other advisory clients, all of the investment adviser’s directors, officers, and general partners are presumed to be Access Persons of a fund advised by the investment adviser.

B.	An “Advisory Person” means:

1.	Any director, officer, general partner or employee of a Company or a fund’s investment adviser or sub-adviser (or of any company in a control relationship to the fund or investment adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of Covered Securities by a fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; or

2.	Any natural person in a control relationship to the Company, investment adviser or sub-adviser who obtains information concerning recommendations made to a fund with regard to the purchase or sale of Covered Securities by the fund.

C.	“Beneficial Ownership” means a direct or indirect pecuniary interest in the security.

1.	A direct pecuniary interest is the opportunity, directly or indirectly, to profit, or to share the profit, from the transaction; or

2.	An indirect pecuniary interest is any nondirect financial interest, but is specifically defined in the rules to include securities held by members of an Access Person’s immediate family sharing the same household; securities held by a partnership of which the Access Person is a general partner; securities held by a trust of which the Access Person is the settler if the Access Person can revoke the trust without the consent of another person, or a beneficiary if the Access Person has or shares investment control with the trustee; and equity securities which may be acquired upon exercise of an option or other right, or through conversion

D.	“Control” shall have the same meaning as that set forth in Section 2 (a) (9) of the 1940 Act. Section 2 (a) (9) defines “control” as the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of 25% or more of a company’s outstanding voting securities is presumed to give the holder thereof control over the company. Such presumption may be countered by the facts and circumstances of a given situation.

E.	“Independent Director” or “Independent Officer” means each director or officer of the Company who is not an interested person of the Company within the meaning of Section 2 (a) (19) of the 1940 Act, and is not a director, officer, partner, employee or controlling person of the Company’s investment adviser, any sub-adviser, administrator, custodian, transfer agent, or distributor.

F.	“Purchase or Sale” of a Covered Security means obtaining or disposing of “Beneficial Ownership” of that Covered Security and includes, among other things, the writing of an option to purchase or sell a Covered Security.

G.	“Investment Personnel” of the Company means:

1.	Any employee of the Company, investment adviser or sub-adviser (or of any company in a control relationship to the Company, investment adviser or sub-adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Company; or

2.	Any natural person who controls the Company, investment adviser or sub-adviser and who obtains information concerning recommendations made to the Company regarding the purchase or sale of securities by the Company.

H.	“Covered Security” means: a security as defined in Section 2 (a) (36) or the 1940 Act, except that it does not include:

1.	Direct obligations of the Government of the United States.

2.	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

3.	Shares issued by open-end funds.

4.	Securities purchased or sold in a transaction, which is non-volitional on the part of either the Access Person or the Company.

5.	Securities acquired as a part of an automatic reinvestment plan, which is a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation.

6.	Securities acquired upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

7.	Securities purchased or sold in any account over which the Access Person has no direct or indirect influence or control.

III.	General Principles Applicable to Access Persons.

A.	Introduction

Every Access Person should appreciate the need to behave in an ethical manner with respect to the Company. In particular, all Access Persons who are involved in any way with the activities of a fund should be wary of any potential conflicts between their duty of loyalty to the Company and their own financial interests, particularly with respect to their own securities trading activities. Access Persons should take care to preserve the confidentiality of the Company’s business affairs. Rule 17j-1(b) under the 1940 Act makes it unlawful for any director or officer of the Company in connection with the purchase or sale by such person of a security held or to be acquired by the Company:

1.	To employ any device, scheme or artifice to defraud the Company;

2.	To make to the Company any untrue statement of a material fact or omit to state to the Company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

3.	To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Company; or

4.	To engage in any manipulative practice with respect to the Company’s investment portfolios.

9.	Statement of General Fiduciary Principles

The following principles are the policy of the Company and are the obligations of all Access Persons:

1.	It is the duty of all Access Persons at all times to place the interests of Company’s shareholders first.

2.	All personal securities transactions must be conducted in such manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility.

3.	Access Persons must not take inappropriate advantage of their positions or the information they acquire, with or on behalf of a fund, investment adviser or sub-adviser to the detriment of shareholders of the Company.

IV.	Requirements Applicable to Advisory Persons and Investment Personnel.

A.	The reporting and preclearance requirements of this Code of Ethics are not applicable to any Access Person who is an Advisory Person or Investment Personnel of the Company’s investment adviser or sub-adviser provided that such Access Person:

1.	Is subject to a separate Code of Ethics adopted by the investment adviser or a sub-adviser of the Company;

2.	Such Code of Ethics complies with the requirements of Rule 17j-1 and 204A-1 of the Investment Advisers Act of 1940 has been approved by the Board of Directors of the Company; and

3.	The investment adviser or a sub-adviser of the Company has certified to the Board of Directors of the Company that it has adopted procedures reasonably necessary to prevent Access Persons from violating such Code of Ethics.

B.	Each investment adviser and sub-adviser shall:

1.	Submit to the Company a copy of its Code of Ethics adopted pursuant to Rule 17j-1 and Rule 204A-1 under the Investment Advisers Act of 1940 for approval by the Board of Directors of the Company.

2.	Promptly report to the Company in writing any material amendments to such Code. Any material changes to an investment adviser’s or any sub-adviser’s code will be approved by the Board of Directors at the next scheduled quarterly board meeting and in no case more than six months after such change.

3.	Furnish to the Company upon request, and in any event no less than quarterly, written reports which:

a.	Describe any issues arising under its Code of Ethics or procedures during the period specified including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to material violations; and

b.	Certify that it has adopted procedures reasonably necessary to prevent Access Persons from violating its Code.

V.	Requirements Applicable to Officers and Directors who are not Advisory Persons or Investment Personnel.

The Company recognizes that directors and officers who are not Advisory Persons or Investment Personnel of the Company’s investment adviser or sub-advisers do not have on-going, day-to-day involvement with the operations of the Company. In addition, it has been the practice of the Company to give information about securities purchased or sold by the Company or considered for purchase or sale by the Company to such Directors and Officers in materials circulated more than 15 days after such securities are Purchased or Sold by the Company or are considered for Purchase or Sale by the Company. Accordingly, the Company believes that less stringent controls are appropriate for such directors and officers.

A.	Preclearance

1.	A director or officer who is not an Advisory Person or Investment Personnel shall be required to preclear a trade in a Covered Security with a compliance officer of the Company’s investment adviser only if he or she knew or should have known, in the ordinary course of fulfilling his or her official duties as a director or officer, that during the 15 day period before the transaction in a Covered security or at the time of the transaction that the Covered Security purchased or sold by him or her was also Purchased or Sold by the Company or considered for Purchase of Sale by the Company.

2	If the pre-clearance provisions of the preceding paragraph apply, no clearance will be given to such director or officer to Purchase or Sell any Covered Security (1) on a day when any fund of the Company has a pending “buy” or “sell” order in that same Covered Security until that order is executed or withdrawn or (2) when the compliance officer has been advised by the investment adviser that the same security is being considered for Purchase or Sale for any fund of the Company.

B.	Reporting Requirements

Each director and officer of the Company who is not an Advisory Person or Investment Personnel shall submit the following reports to a compliance officer of the Company’s investment adviser the following reports, unless exempted herein:

1.	Initial Holdings Report. This report must be submitted no later than 10 days after becoming an Access Person, and must include the title of each Covered Security in which the Access Person has any Beneficial Ownership, the number of shares held, and the principal amount of the security. The report must also include a list of any securities accounts maintained with any broker, dealer or bank. The information submitted on the report must be current as of a date no more than 45 days prior to the date the person became an Access Person. (See Exhibit A).

2.	Annual Holdings Report. This report must be submitted within 45 days after the end of the calendar year end. The report must list all Covered Securities in which the Access Person has Beneficial Ownership, the title of each Covered Security, the number of shares held, and the principal amount of the security, as well as a list of any securities accounts maintained with any broker, dealer or bank. The information submitted on the report must be current as of a date no more than 45 days before which the report is submitted. (See Exhibit A).

3.	Quarterly Transaction Report. This report shall be submitted no later than 30 days after the end of a calendar quarter. The report must list all transactions in Covered Securities in which the Access Person has, or by reason of such transaction acquires, any Beneficial Ownership, as well as all accounts established with brokers, dealers or banks during the quarter in which the Access Person has Beneficial Ownership of securities held in such accounts.

4.	An Independent Director need not make an Initial or Annual Holdings Report. An Independent Director shall only be required to submit a Quarterly Transaction Report as required under this Section to a compliance officer of the Company’s investment adviser for transactions in a Covered Security where he or she knew at the time of the transaction or, in the ordinary course of fulfilling his or her official duties as a director, should have known that during the 15-day period immediately preceding or after the date of the transaction, such security is or was Purchased or Sold, or considered for Purchase or Sale, by the Company.

5.	An Access Person to the Company, who is also an Access Person to the Company’s investment adviser or sub-adviser need not make separate reports to the Company under this Section provided that such Access Person is subject to the securities transaction pre-clearance requirements and securities transaction reporting requirements of the Code of Ethics adopted by the Company’s investment adviser, any sub-adviser, or principal underwriter in compliance with Rule 17j-1 of the 1940 Act and Rule 204A-1 of the Investment Advisers Act of 1940.

6.	The compliance department of the Company’s investment adviser shall review the Initial Holdings Reports, Annual Holdings Reports, and Quarterly Transaction Reports received and, as appropriate, compare the reports with the pre-clearance authorization received, and report to the Company’s Board of Directors:

a.	With respect to any transaction that appears to evidence a possible violation of this Code; and

b.	Apparent violations of the reporting requirement stated herein.

VI.	Certification.

Each Officer and Director will be required to certify annually that he or she has read and understood this Code of Ethics, and will abide by it. A form of such certification is attached hereto as Exhibit C.

VII.	Annual Review.

The Board shall review the operation of this Code of Ethics at least once a year.

Adopted: July 28, 2000

Amended: November 19, 2004

Exhibit A

MERCANTILE FUNDS, INC.

(the “Company”)

Holdings Report

For the Year/Period Ended

(month/day/year)

The information submitted for the Annual Holdings Report must be current as of a date no more than 45 days before which the report is submitted.

[    ] Check here if this is an Initial Holdings Report. The information submitted on the Initial Holdings Report must be current as of a date no more than 45 days prior to the date the person became an Access Person.

To:	Mercantile Capital Advisors, Inc. as Investment Adviser of the Company

As of the calendar year/period referred to above, I have a direct or indirect beneficial ownership interest in the Covered Securities listed below which are required to be reported pursuant to the Code of Ethics of the Company:

Title of Security	Number of Shares	Principal Amount

The name of any broker, dealer or bank with whom I maintain an account in which my securities are held for my direct or indirect benefit are as follows:

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date:	Signature:

Print Name:

Exhibit B

MERCANTILE FUNDS, INC.

(the “Company”)

Quarterly Transaction Report

For the Calendar Quarter Ended

(month/day/year)

To:	Mercantile Capital Advisors, Inc. as Investment Adviser of the Company

A. Securities Transactions. During the quarter referred to above, the following transactions were effected in Covered Securities of which I had, or by reason of such transactions acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics of the Company:

Title of Security	Interest Rate and Maturity Date (If Applicable)	Date of Transaction	Number of Shares or Principal Amount	Dollar Amount of Transaction	Nature of Transaction (Purchase, Sale, Other)	Price	Broker/Dealer Or Bank Through Which Transaction Effected

*	Transactions that are asterisked indicate transactions in a security where I knew at the time of the transaction or, in the ordinary course of fulfilling my official duties as a director or officer, should have known that during the 15-day period immediately preceding or after the date of the transaction, such security was purchased or sold, or such security was being considered for purchase or sale, by the Company.

B. New Brokerage Accounts. During the quarter referred to above, I established the following accounts in which securities were held during the quarter for my direct or indirect benefit:

Name of Broker, Dealer or Bank	Date Account Was Established

C. Other Matters. This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date:	Signature:

Print Name:

Exhibit C

MERCANTILE FUNDS, INC.

(the “Company”)

ANNUAL CERTIFICATE

Pursuant to the requirements of the Code of Ethics of the Company, the undersigned hereby certifies as follows:

1.	I have read the Company’s Code of Ethics.

2.	I understand the Code of Ethics and acknowledge that I am subject to it.

3.	Since the date of the last Annual Certificate (if any) given pursuant to the Code of Ethics, I have reported all personal securities transactions and provided any securities holding reports required to be reported under the requirements of the Code of Ethics.

Date:
Print Name

Signature